United States Oil Fund, LP	Exhibit 99.1
Monthly Account Statement
For the Month Ended July 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(334,621,000)
Unrealized Gain (Loss) on Market Value of Futures	296,833,460
Interest Income	266,445
ETF Transaction Fees	23,000
Total Income (Loss)	$(37,498,095)

Expenses
Investment Advisory Fee	$801,618
Tax Reporting Fees	239,785
Brokerage Commissions	194,002
SEC & FINRA Registration Expense	160,600
NYMEX License Fee	41,061
Audit Fees	13,589
Prepaid Insurance Expense	9,820
Non-interested Directors' Fees and Expenses	8,693
Legal Fees	8,152
Total Expenses	$1,477,320
Net Gain (Loss)	$(38,975,415)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 7/1/09	$2,303,336,658
Additions (9,600,000 Units)	324,529,426
Withdrawals (10,200,000 Units)	(360,872,135)
Net Gain (Loss)	(38,975,415)

Net Asset Value End of Period	$2,228,018,534
Net Asset Value Per Unit (60,300,000 Units)	$36.95

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502